UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 29, 2019

U.S. PREMIUM BEEF, LLC
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive
Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

          (816) 713-8800
Registrant’s telephone, number, including area code

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 6, and 8 and 9 are not applicable and therefore are omitted.

ITEM 7.01 Regulation FD Disclosure.

     On November 29, 2019, Jefferies Financial Group, Inc. (Jefferies) sold its remaining ownership interest in National Beef Packing Company, LLC (National Beef) to a combination of NBM US Holdings, Inc., a Delaware corporation owned by Marfrig Global Foods S.A.; NBPCo Holdings, LLC; and TMK Holdings, LLC. U.S. Premium Beef, LLC’s (USPB) Board of Directors elected to not participate in the acquisition and, as a result, USPB’s ownership interest in National Beef will remain at 15.0729%.

     In conjunction with its sale of ownership interests, Jefferies also received a special distribution and a tax distribution from National Beef. The other members of National Beef also received proportionate special distributions and tax distributions from National Beef, including U.S. Premium Beef, LLC’s receipt of such distributions.

     On December 4, 2019, based on receipt of the distributions from National Beef, USPB’s Board of Directors approved a $67.7 million discretionary cash distribution to be made payable to USPB members of record as of December 4, 2019.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Dated: December 4, 2019